                                   OSMONICS, INC. AND SUBSIDIARIES
                                  VALUATION AND QUALIFYING ACCOUNTS
                                           (In thousands)
                            Years Ended December 31, 1994, 1993 and 1992

            Column A                      Column B          Column C           Column D     Column E

                                                            Additions
                                           Balance     Charged    Charged                   Balance
                                             at           to        to                        at
                                          Beginning    Cost and    Other                    End of
          Description                     of Period    Expensed   Accounts    Deductions    Period
Year Ended December 31, 1994:
   Current Operations:
   Allowance for Doubtful Accounts        $1,195       $   50                 $   32(F1)     $1,213
   Warranty and Start-up Reserve          $1,921       $1,023                 $1,002(F2)     $1,942

   Discontinued Operations:
   Allowance for Doubtful Accounts        $   87                              $   41(F1)     $   46
   Warranty Reserve                       $1,972                              $   10(F2)     $1,961
   Reserved for Discontinued Operations   $  240                              $   113       $  127

Year Ended December 31, 1993:
   Current Operations:
   Allowance for Doubtful Accounts        $  707       $  501                 $   13(F1)     $1,195
   Warranty and Start-up Reserve          $1,773       $1,018                 $  870(F2)     $1,921

   Discontinued Operations:
   Allowance for Doubtful Accounts        $  149                              $   62(F1)     $   87
   Warranty Reserve                       $2,134                              $  162(F2)     $1,972
   Reserve for Discontinued Operations    $  549                              $  309        $  240

Year Ended December 31, 1992:
   Current Operations:
   Allowance for Doubtful Accounts        $  842       $  281     $ (149)     $  267(F1)     $  707
   Warranty and Start-up Reserve          $1,746       $  915                 $  888(F2)     $1,773

   Discontinued Operations:
   Allowance for Doubtful Accounts                                $  149                    $  149
   Warranty Reserve                       $3,160       $1,771                 $2,797(F2)     $2,134
   Reserve for Discontinued Operations    $   65       $  804                 $  320        $  549

<F1> Uncollectible accounts charged against allowance.
<F2> Actual warranty claims and start-up costs charged against reserve.